EXHIBIT 4.1
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                         INTERSTATE/JOHNSON LANE, INC.
                           RESTATED STOCK AWARD PLAN
                                OCTOBER 27, 1992


                                   ARTICLE I
                     PURPOSE, EFFECTIVE DATE; DEFINITIONS

         1.1 Purpose. The Interstate/Johnson Lane, Inc. Restated Stock Award Plan ("Restated Plan") is intended to secure for Interstate/Johnson Lane, Inc. and its shareholders the benefits of the incentive inherent in common stock ownership by the employees of the Company who are largely responsible for the Company's future growth and continued financial success and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

         1.2 Effective Date. Subject to the approval of the Board, and of the Company's shareholders as provided in Section 7.9 below, this Restated Plan shall be effective on October 27, 1992. the original effective date of this Restated Plan was October 19, 1987, and it was first amended on October 1, 1991.

         1.3 Definitions. Throughout this Restated Plan, the following terms shall have the meanings respectively indicated:

                 (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (b) "Benefits" shall mean any one or more of the following three awards that may be offered by the Committee to Employees under this Restated Plan:

                          (i)     Options,

                          (ii)    Stock Appreciation Rights, or

                          (iii)   Restricted Stock.

                 (c) "Board" shall mean the Board of Directors of Interstate/Johnson Lane, Inc.

                 (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor revenue laws of the United States.

                 (e)      "Committee" shall mean any committee of
directors of the Company designated by the Board to administer this Restated Plan.

                 (f) "Common Stock" shall mean the common stock of Interstate/Johnson Lane, Inc., par value $.20 per share.

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                 (g)      "Company" shall mean Interstate/Johnson Lane,
                 Inc. and any of its Subsidiaries.

                 (h) "Employee" shall mean any person engaged or proposed to be engaged as an officer or employee of the Company.

                 (i) "Option" shall mean an option to purchase shares of Common Stock granted by the Committee to an Employee pursuant to this Restated Plan.

                 (j) "Option Agreement" shall mean an agreement between the Company and an Employee whereby an Option is granted.


                 (k) "Option Shares" shall mean the shares of Common Stock purchased upon the exercise of an Option.

                 (l)      "Restated Plan" shall mean this
Interstate/Johnson Lane, Inc. Stock Award Plan, and any amendments hereto.

                 (m) "Restricted Stock" shall mean Common Stock granted under Article VI of this Restated Plan, subject to such restrictions as the Committee may determine as evidenced in a Restricted Stock Agreement.

                 (n) "Restricted Stock Agreement" shall mean an agreement between the Company and an Employee pursuant to which Restricted Stock is issued to the Employee pursuant to this Restated Plan.

                 (o) "Restriction Period" shall mean the time period during which the Restricted Stock is subject to the restrictions set forth in the Restricted Stock Agreement.

                 (p)      "SAR Agreement" shall mean an agreement
between the Company and an Employee pursuant to which a Stock
Appreciation Right is issued to the Employee pursuant to this Restated
Plan.

                 (q) "Stock Appreciation Rights" shall mean the right to receive cash or Common Stock, granted pursuant to Article V of this Restated Plan and a SAR Agreement.

                 (r)      "Subsidiary" shall mean a subsidiary
corporation of Interstate/Johnson Lane, Inc., as defined in Sections 424(f) and 424(g) of the Code.

                                       ARTICLE II
                                     ADMINISTRATION

         2.1 Committee Administration. This Restated Plan shall be administered by the Committee, which shall be appointed by the Board from time to time.

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         2.2     Committee Composition and Powers.  The Committee shall
consist of not less than two persons who shall be members of the Board or the board of directors of a Subsidiary and shall be subject to such terms and conditions as the Board shall prescribe. A Committee member may not have received a Benefit under this Restated Plan or any other plan of the Company within one year prior to appointment to the Committee. Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however cause, and remove all members of the Committee.

         A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Restated Plan, to the provisions of the Company's bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places at it may determine.

         The interpretation and construction by the Committee of any provisions of this Restated Plan or of any Benefit granted under it shall be final unless otherwise determined by the Board.

         2.3 Limitation on Receipt of Benefits by Committee Members. No person while a member of the Committee shall be eligible to receive Benefits under this Restated Plan, but a member of the Committee may exercise Options (but not Stock Appreciation Rights) granted prior to his becoming a member of the Committee.

         2.4 Good Faith Determinations. No member of the Board, the board of directors of any Subsidiary or the Committee shall be liable for any action or determination made in good faith with respect to this Restated Plan or any Benefit granted under it.

                                                  ARTICLE III
                        ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO [ZW] RESTATED PLAN

         3.1 Eligibility. The Committee shall from time to time determine and designate the Employees of the Company to receive Benefits under this Restated Plan and the number of Options, Stock Appreciation Rights and shares of Restricted Stock to be awarded to each such Employee, or the formula or other basis on which such Benefits shall be awarded to Employees. In making any such award, the Committee may take into account the nature of services rendered by an Employee, commissions or other compensation earned by the Employee, the capacity of the Employee to contribute to the success of the Company, and other factors that the Committee may consider relevant.


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         3.2     Types of Benefits.  Benefits under this Restated Plan
may be granted in any one or any combination of (a) Options; (b) Stock Appreciation Rights; and (c) Restricted Stock, as described in this Restated Plan.

         The Committee may: (a) give Employees a choice between two Benefits or combinations of Benefits; (b) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of an Employee to another; and (c) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of this Restated Plan that the Committee in its sole discretion may determine.

         3.3 Shares Subject to this Restated Plan. Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Restated Plan shall not exceed in the aggregate 1,000,000 shares of Common Stock; provided, however, that the number of shares issued and outstanding under this Restated Plan shall not at any time exceed 750,000. Such shares may be authorized and unissued shares, or authorized and issued shares that have been reacquired by the Company as treasury stock. If any Options granted under this Restated Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available against for grant under this Restated Plan. Upon the forfeiture (in whole or in part) of Restricted stock, the shares of Common Stock forfeited shall be available again for grant under this Restated Plan.

                                   ARTICLE IV
                           NONSTATUTORY STOCK OPTIONS

         4.1 Grant; Terms and Conditions. The Committee from time to time may grant nonstatutory stock options under this Restated Plan to the Employees, which grant shall be evidenced by Option Agreements, which Option Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with this Restated Plan. The Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the following terms and conditions:

                 (a) Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

                 (b) Option Price. Each Option Agreement shall state the Option exercise price, which shall not be less than 100% of the fair market value of the shares of Common stock subject to the Option on the date of granting the Option.

                 (c) Medium and Time of Payment. Upon the exercise of the Option, the Option price shall be payable in United States dollars, in cash (including by check), or (unless the Committee otherwise prescribes) with shares of Common Stock owned by the optionee or a combination of cash and Common Stock (but not with Restricted Stock prior to the expiration of the Restriction Period). If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, that stock shall be valued at its fair market value as of the date the Option is exercised.

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                 (d)      Term and Exercise of Options.  The term of
each Option shall be determined by the Committee. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option. During the lifetime of the optionee, the Option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. An Option may be transferred (unless the Committee otherwise prescribes) by will or the laws of descent or distribution.

                 (e) Recapitalization; Reorganization. Subject to any required action by the shareholders of the Company, the maximum number of shares of Common Stock that may be issued under this Restated Plan pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock to which each Stock Appreciation Right relates, and the per share exercise price under each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                 Subject to any required action by the shareholders, if the Company is the surviving corporation in any merger, each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the merger. A dissolution, liquidation or consolidation of the Company or a merger in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the Company's domicile, shall cause each outstanding Option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his Option in whole or in part without regard to any installment provision contained in his Option Agreement but subject, however, to the restriction that if a Stock Appreciation Right has been granted in connection with an Option neither the Option nor the Stock Appreciation Right shall be exercisable within six (6) months after their grant except in the event of death or disability of the optionee. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied immediately prior to such merger, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

                 In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Restated Plan.


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                 The foregoing adjustments shall be made by the
Committee, whose determination shall be final, binding and conclusive.

                 Except as expressly provided in this subsection, the optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class,
(iv) any dissolution, liquidation, merger, or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation, or (v) any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of the above-listed events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Stock subject to the Option (or the number of shares with respect to a related Stock Appreciation Right).

                 The grant of an Option pursuant to this Restated Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                 (f)      Rights as a Shareholder.  Subject to Section
7.10 of this Restated Plan, an optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

                 (g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Restated Plan, the Committee may modify, extend or renew outstanding Options granted under this Restated Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Restated Plan.

                 (h) Exercisability and Term of Options. Options granted pursuant to this Restated Plan are not intended to constitute "incentive stock options" under Section 422 of the Code. Every Option Agreement shall provide that unless an Option has earlier terminated, Options granted pursuant to this Restated Plan shall be exercisable at any time on or after the date of exercise set forth in the Option Agreement and before the date that is ten (10) years and one (1) month after the date of grant; provided, however, an Option shall terminate and may not be exercised if the Employee to whom it is granted ceases to be employed by the Company except that the Option Agreement may, at the discretion of the Committee, provided; (1) that if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, the Employee may at any time within


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three months after termination of his employment
exercise his Option but only to the extent the option was exercisable by him on the date of termination of his employment; (2) that if such Employee's employment terminates on account of total and permanent disability, the Employee may at any time within one year after termination of his employment exercise his Option but only to the extent the Option was exercisable on the date of his termination of employment; or (3) that if such Employee dies while in the employ of the Company, or within the three or twelve month period following termination of his employment as described in (1) or (2) above, his Option may be exercised at any time within twelve months following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that such Option was exercisable by him on the date of his termination of employment. Each Option Agreement may provide for acceleration of exercisability in the event of retirement, death or disability. Notwithstanding anything to the contrary in this subsection, an Option may not be exercisable by anyone after the expiration of its term.

         4.2 Other Provisions. The Option Agreements authorized under this Restated Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option and the consideration to be received by the Company as payment for the Common Stock, as the Committee shall deem advisable. (For example, the Committee could provide as to any Option for a vesting schedule whereunder the optionee would be able to exercise his Option as to (for example) one-third of his Option Shares after a period of (for example) one year from the date of grant of the Option, another one-third after two years, and so on.)

                                  ARTICLE V
                          STOCK APPRECIATION RIGHTS

         5.1 Grant of Stock Appreciation Rights. The Committee may, in its discretion, from time to time grant Stock Appreciation Rights to Employees who are granted Options under this Restated Plan. Such Stock Appreciation Rights shall relate to and be granted only in conjunction with specific Options and, if granted, shall be granted at the time of the grant of the related Option. Stock Appreciation Rights may be granted with respect to all or a specified portion of the shares covered by the related Option. It is contemplated that the Committee, in determining whether or not to grant Stock Appreciation Rights relating to an Option, will give consideration to the circumstances of the Employee and generally will grant Stock Appreciation Rights in connection with Options only in those instances where the failure to grant Stock Appreciation Rights might make exercise of an Option significantly burdensome to the Employee.

         5.2 Exercise. Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise in whole or in part of the Stock Appreciation Rights, to receive payment in the amount and form determined pursuant to subsection 5.3(d). Stock Appreciation Rights may be exercised only at times and to the extent the related Option is then exercisable. the exercise of Stock Appreciation Rights shall result in a termination of the Stock Appreciation Rights with respect to the number of shares covered by the exercise and

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shall further result in a termination of the related Option with respect to the number of shares covered by the exercise.

         5.3 Terms and Conditions. The Committee may from time to time grant Stock Appreciation Rights under this Restated Plan to the Employee, which grant shall be evidenced by SAR Agreements, which SAR Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with this Restated Plan. The SAR Agreements need not be identical, but each SAR Agreement by appropriate language shall include the substance of all of the following additional terms and conditions:

                 (a)      No Stock Appreciation Right shall be
                 exercisable before September 30, 1988.

                 (b) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate is then exercisable.

                 (c)      Stock Appreciation Rights shall not be
exercisable during the first six months after their date of grant. Such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

                 (d) Upon exercise of Stock Appreciation Rights the optionee shall be entitled to receive therefor payment, in the sole discretion of the Committee, in the form of shares of Common Stock (rounded down to the next whole number so that no fractional shares are issued), cash or any combination thereof. The amount of such payment shall be equal in value to the difference between the Option exercise price per share of the related Option and the fair market value per share of the share so Common Stock on the date the Stock Appreciation Right is exercised multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                 (e) No Stock Appreciation Right may be exercised on a date which the fair market value (as determined above) of the Common Stock is less than or equal to the exercise price per share of the related Option.

                 (f) Stock Appreciation Rights granted under this Restated Plan will expire or terminate no later than the expiration or termination date of the related Option.

                 (g) Any exercise by an officer or director of the Company of a Stock Appreciation Right may be made only during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Company and ending on the 12th business day following the date of such release, or such other period of time as may be provided under Rule 16b-3 of the Securities and Exchange Commission or successor rule or regulation. "Officer" for the purposes of this subsection shall mean only officers who are subject to Section 16(b) of the Securities Exchange Act of 1934.

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         5.4     Effect on Related Stock Option.  The number of shares
with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Company upon such exercise) shall be deemed for the purpose of Section 3.3 to have been issued under an Option granted pursuant to this Restated Plan and shall not thereafter be available for the granting of further Options under this Restated Plan.

                                 ARTICLE VI
                             RESTRICTED STOCK

         The Committee from time to time may award Restricted Stock to any Employee eligible to receive Benefits under this Restated Plan.
Each Employee who is awarded Restricted stock shall enter into a Restricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with this Restated Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on Restricted Stock, if any, to be applied toward the purchase of Restricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Restricted stock Agreement.

         Restricted Stock awarded to Employees may not be sold, transferred, pledged or otherwise encumbered during a Restriction Period commending on the date of the award and ending at such later date or dates as the Committee may designate at the time of the award. The Employee shall have the entire beneficial ownership and most of the rights and privileges of a shareholder with respect to Restricted Stock awarded to him, including the right to receive dividends and the right to vote such Restricted Stock.

         If an Employee ceases to be employed by the Company prior to the expiration of the restriction Period, he shall forfeit all of his Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, the Restricted Stock Agreements, at the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (1) that if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, the Restricted Stock or any related compensation deferral or a portion thereof shall not be forfeited; (2) that if such Employee's employment terminates on account of total and permanent disability, the Employee shall not forfeit his Restricted stock or any related compensation deferral or a portion thereof; or (3) that if such Employee dies while employed by the Company, his Restricted stock or any related compensation deferral or a portion thereof is not forfeited.

         Subject to Section 7.10 of this Restated Plan, each Employee who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. Each certificate registered in the name of an Employee, if any, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award as specifically set forth in the Restricted Stock Agreement.

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         The Committee shall require that any stock certificate issued in the name of an Employee evidencing shares of Restricted Stock be held in the custody of the Company until the expiration of the Restriction Period applicable to such Restricted Stock and that, as a condition of such issuance of a certificate for Restricted Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate. In no event shall the Restriction Period end prior to the payment by the Employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Stock.

         If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, any shares received by an Employee with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock and the certificates representing such shares shall abe deposited with the Company.

                                    ARTICLE VII
                                   MISCELLANEOUS

         7.1 Withholding Taxes. An Employee granted an Option, Restricted Stock or Stock Appreciation Rights under this Restated Plan shall be conclusively deemed to have authorized the Company to withhold from the salary, commissions or other compensation of such Employee funds in amounts equal to the federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options, Option Shares, Restricted Stock or Stock Appreciation Rights acquired pursuant to this Restated Plan at the time as may be required by law; provided, however, that in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Employee (or other person exercising such Option or Stock Appreciation Rights, or holding such Restricted Stock) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

         7.2 Amendment, Modification, Suspension or Discontinuance of Restated Plan. The Board may from time to time alter, amend, suspend or discontinue this Restated Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Restated Plan as an incentive device, or conforming this Restated Plan to applicable governmental regulations or to any change in applicable law or regulations, or for any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Benefit theretofore granted under this Restated Plan without the consent of the holder so affected; and provided further that the Board may not increase the number of shares of Common Stock authorized under Section
3.3 of this Restated Plan without the approval of the shareholders of Interstate/Johnson Lane, Inc.

         7.3 Governing Law. This Restated Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

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         7.4     Designation.  This Restated Plan may be referred to in
other documents and instruments as the "Interstate/Johnson Lane, Inc. Restated Stock Award Plan."

         7.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may abe a party by reason of any action taken or failure to act under or in connection with this Restated Plan or any Benefit granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         7.6 Reservation of Shares. The Company during the term of this Restated Plan, shall at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Restated Plan. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

         7.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

         7.8 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the optionee to exercise that Option.

         7.9 Approval of Shareholders. No Benefit shall be granted pursuant to this Restated Plan unless and until this Restated Plan has been approved by the shareholders of the Company.

         7.10 Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to an Employee where no certificate is issued in the name of the Employee. Such Company records, absent manifest error, shall be binding on Employees. In all instances where the date of issuance of shares may be deemed significant but no certificate is

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issued in accordance with this Section 7.10, the date of the book entry shall be the relevant date for such purposes.
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